UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code): (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02.

Unregistered Sale of Equity Securities.

As of May 1, 2022, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on May 23, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of May 1, 2022 (number of shares finalized on May 23, 2022)	18,301,525	$471,447,284

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers.

On May 24, 2022, Blackstone Alternative Credit Advisors LP (“Blackstone Credit”) announced that Abby Miller has been appointed as the Chief Accounting Officer and Treasurer of the Fund. The board of trustees of the Fund approved Ms. Miller’s appointment on May 2, 2022 for a term commencing May 23, 2022.

Ms. Miller, born 1983, most recently served as Chief Financial Officer and Treasurer of BlackRock Capital Investment Corporation. Prior to joining BlackRock in 2017, Ms. Miller was Executive Director, Accounting Policy and Quality Assurance at Rabobank, North America Region and previously served as Assistant Controller of Rabobank’s North America Wholesale Business. She has held various controllership roles at financial services institutions including Fortress Investment Group and MUFG Americas, having started her career as an auditor at EY. Ms. Miller earned a bachelor’s degree in accounting and finance from Binghamton University’s School of Management.

Ms. Miller’s appointment coincides with the end of the interim term of service of David Goldberg, as contemplated pursuant to his initial appointment. The Fund is grateful to Mr. Goldberg for his dedicated service to the Fund.

A copy of Blackstone Credit’s press release announcing the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

May 2022 Distributions

On May 24, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1740	$0.0000	$	$0.1740
Class S Common Shares	$0.1740	$0.0182	$	$0.1558
Class D Common Shares	$0.1740	$0.0054	$	$0.1686

The distributions for each class of Shares are payable to shareholders of record as of the open of business on May 31, 2022 and will be paid on or about June 29, 2022. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Recent Blackstone Credit Transaction Highlights1

Mantech

In May 2022, Blackstone Credit served as a lead lender and committed to provide $1.4 billion of a $2.85 billion financing package, which consists of a $2.1 billion first lien term loan, $500 million delayed draw term loan and a $250 million revolver, to support the take-private of Mantech by the Carlyle Group. Founded in 1968, Mantech provides mission-focused solutions and services for the US Defense and intelligence community and federal civilian agencies.

CPI International Holding Corp.

In May 2022, Blackstone Credit served as a lead lender and fully committed to a large first lien senior secured financing package, which includes a first lien term loan, delayed draw term loan and revolver, to support the acquisition of CPI International Holding Corp. (“CPI”) by The Jordan Company. Based in Palo Alto, CA, CPI is a leading designer and manufacturer of highly engineered, proprietary products for the defense, connectivity, medical and industrial / scientific end markets.

Item 8.01. Other Events.

Net Asset Value

The net asset value (“NAV”) per share of each class of the Fund as of April 30, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of April 30, 2022
Class I Common Shares	$25.76
Class S Common Shares	$25.76
Class D Common Shares	$25.76

As of April 30, 2022, the Fund’s aggregate NAV was $19.5 billion, the fair value of its investment portfolio was $40.2 billion, and it had $19.5 billion of debt outstanding (at principal). The average debt-to-equity leverage ratio during April 2022 was approximately 0.98 times. As of April 30, 2022, the Fund had $28.2 billion in committed debt capacity, with 90% in secured floating rate leverage and 10% in unsecured fixed rate leverage based on drawn amounts.2 The Fund’s leverage sources are in the form of a corporate revolver (2%), asset-based credit facilities (45%), unsecured bonds (35%), secured short term indebtedness (4%) and collateralized loan obligation (CLO) notes (14%) based on drawn amounts.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $36.5 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	155,301,725	$4.0 billion
Class S Common Shares	226,286,577	$5.9 billion
Class D Common Shares	33,561,074	$0.9 billion
Private Offering:
Class I Common Shares	385,290,896	$10.0 billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	800,440,272	$20.7 billion

*	Amounts may not sum due to rounding.

[1]

The information provided, including dollar amounts, represents the aggregated investment of all participating Blackstone Credit vehicles, including the Fund. The final dollar amount of the Fund’s portion of the investment will be determined and disclosed in the Fund’s future periodic reports.

[2]	Certain Notes are treated as floating rate due to interest rate swaps the Fund has entered into to swap fixed notes payments for floating rate payments.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Blackstone Alternative Credit Advisors LP, dated May 24, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: May 24, 2022	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary